Exhibit 10.1
FIRST AMENDMENT TO
AMENDED AND RESTATED CREDIT AGREEMENT AND WAIVER
     THIS FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT AND WAIVER, dated as of November 30, 2007 (this “Amendment”), is entered into by and among LCC International, Inc., a Delaware corporation (the “Borrower”), the Guarantors identified on the signature pages hereto (the “Guarantors” and, collectively with the Borrower, the “Loan Parties”), the Lenders identified on the signature pages hereto (the “Lenders”) and Bank of America, N.A., as administrative agent (the “Administrative Agent”). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Credit Agreement (as defined below) as amended hereby.
RECITALS
     A. The Loan Parties, the Lenders and the Administrative Agent have entered into that certain Amended and Restated Credit Agreement dated as of May 29, 2007 (as amended and otherwise modified from time to time, the “Credit Agreement”).
     B. Certain Events of Default have occurred as a result of the Borrower’s failure to comply with (a) Section 7.01(a) of the Credit Agreement with respect to the fiscal year ended December 31, 2006 within the time period required by such section (the “10K Default”), (b) Section 7.01(b) of the Credit Agreement with respect to the fiscal quarters ended March 31, 2007, June 30, 2007 and September 30, 2007 within the time periods required by such Section (the “10Q Defaults”), (c) Section 8.11(a) of the Credit Agreement with respect to the applicable periods ended June 30, 2007 and September 30, 2007 (the “Financial Covenant Defaults”), (d) Section 7.15 of the Credit Agreement (the “Account Maintenance Default”), (e) Sections 7.08 and 7.09(b) of the Credit Agreement as a result of the 10K Default and 10Q Defaults and (the “Compliance Defaults”) and (f) certain representations and warranties made or deemed made pursuant to the Credit Agreement with respect to existence of a Default or Event of Default to the extent relating to the foregoing defaults (together with the 10K Default, the 10Q Defaults, the Financial Covenant Defaults, the Account Maintenance Default and the Compliance Defaults, the “Acknowledged Events of Default”).
     C. The Loan Parties have requested that the Administrative Agent and the Lenders (i) waive the Acknowledged Events of Default, (ii) convert a portion of the outstanding Revolving Loans to a Term Loan and (iii) modify certain provisions of the Credit Agreement.
     D. The Administrative Agent and the Lenders have agreed to do so, but only pursuant to the terms set forth herein.
AGREEMENT
     NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
     1. Estoppel, Acknowledgement and Reaffirmation. Immediately prior to giving effect to this Amendment, the aggregate outstanding principal amount of the Revolving Loans was $28,451,000, which amount constitutes a valid and subsisting obligation of the Loan Parties to the Lenders that is not subject to any credits, offsets, defenses, claims, counterclaims or adjustments of any kind. After giving effect to this Amendment, the aggregate outstanding principal amount of (i) the Revolving Loans shall be $21,951,000 and (ii) the Term Loan shall be $6,500,000. The Loan Parties hereby acknowledge their obligations under the respective Loan Documents to which they are party, reaffirm that each of the liens and security interests created and granted in or pursuant to the Collateral Documents is valid and subsisting and agree that this Amendment shall in no manner impair or otherwise adversely effect such obligations, liens or security interests, except as explicitly set forth herein.
     2. Waiver. The Lenders and the Administrative Agent hereby waive the Acknowledged Events of Default, provided that the foregoing waiver shall not be deemed to modify or affect the obligations of the Loan Parties to comply with each and every other obligation under the Credit Agreement and the other Loan Documents from and after the date hereof. This waiver is a one-time waiver and shall not be construed to be a waiver of any other Default or Event of Default that may currently exist or occur hereafter.
     3. Financial Statement Deliveries. In addition to any and all reporting requirements under the Credit Agreement, the Loan Parties hereby agree to deliver to the Administrative Agent (a) on or before November 30, 2007, the financial statements described in Section 7.01(a) of the Credit Agreement with respect to the fiscal year ended December 31, 2006 and (b) on or before January 14, 2008, the financial statements described in Section 7.01(b) of the Credit Agreement with respect to the fiscal quarters ended March 31, 2007, June 30, 2007 and September 30, 2007, in each case, along with any additional deliveries required under the Credit Agreement in connection therewith. The failure to timely deliver the financial statements as required herein shall constitute an immediate Event of Default under the Loan Documents irrespective of any otherwise applicable grace or cure period.
     4. Amendments to Credit Agreement.
     (a) The definition of “Applicable Rate” in Section 1.01 of the Credit Agreement is hereby amended by replacing the pricing grid contained therein with the following pricing grid:

Pricing	Consolidated	Commitment	Eurodollar Rate	Base Rate
Tier	Leverage Ratio	Fee	Based Loans	Loans
1	≤ 2.5 to 1.0	0.250%	3.50%	2.50%
2	> 2.5 to 1.0	0.250%	4.00%	3.00%
     (b) The following definitions in Section 1.01 of the Credit Agreement are hereby amended and restated in their entirety to read as follows:
     “Aggregate Revolving Commitments” means the Revolving Commitments of all the Lenders. The amount of the Aggregate Revolving Commitments in effect as of November 30, 2007 is TWENTY ONE MILLION NINE HUNDRED FIFTY ONE THOUSAND DOLLARS ($21,951,000).
     “Applicable Percentage” means with respect to any Lender at any time, the percentage (carried out to the ninth decimal place) of the Aggregate Commitments represented by such Lender’s Commitment at such time; provided that if the commitment of each Lender to make Loans has been terminated pursuant to Section 9.02 or if the Aggregate Commitments have expired, then the Applicable Percentage of each Lender shall be determined based on the Applicable Percentage of such Lender most recently in effect, giving effect to any subsequent assignments. The initial Applicable Percentage of each Lender is set forth opposite the name of such Lender on Schedule 2.01 or in the

Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.
     “Borrowing Base” means, at the relevant time of reference thereto, an amount equal to the sum of, without duplication: (i) 80% of Eligible Domestic Accounts Receivable plus (ii) 75% of Eligible Foreign Accounts Receivable plus (iii) 25% of Eligible S&A Accounts Receivable plus (iv) 50% of Eligible Unbilled Receivables plus (v) 25% of Eligible Unbilled S&A Receivables, in each case as set forth in the most recent Borrowing Base Certificate delivered to the Administrative Agent in accordance with the terms of Section 7.02(c) minus (vi) the principal amount of the Term Loan outstanding at such time.
     “Commitment” means, as to each Lender, the Revolving Commitment or the Term Loan Commitment, as applicable, of such Lender.
     “Consolidated Scheduled Funded Debt Payments” means for any period for the Borrower and its Subsidiaries on a consolidated basis, the sum of all scheduled payments of principal (including, for the avoidance of doubt all Scheduled Principal Payments) on Consolidated Funded Indebtedness. For purposes of this definition, “scheduled payments of principal” (a) shall be determined without giving effect to any reduction of such scheduled payments resulting from the application of any voluntary or mandatory prepayments made during the applicable period, (b) shall be deemed to include the Attributable Indebtedness and (c) shall not include any voluntary prepayments or mandatory prepayments required pursuant to Section 2.03.
     “Interest Payment Date” means (a) as to any Eurodollar Rate Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date; provided, however, that if any Interest Period for a Eurodollar Rate Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates; and (b) as to any Base Rate Loan and any Eurodollar Daily Floating Rate Loan, the last Business Day of each calendar month and the Maturity Date.
     “Loan” means an extension of credit by a Lender to the Borrower under Article II in the form of a Revolving Loan or a Term Loan.
     “Note” means the Revolving Notes and the Term Loan Notes, individually or collectively, as appropriate.
     (c) The following definitions are hereby added to Section 1.01 of the Credit Agreement in the appropriate alphabetical order:
     “Aggregate Commitments” means the Aggregate Revolving Commitments and the Aggregate Term Loan Commitments.
     “Aggregate Term Loan Commitments” means the Term Loan Commitments of all the Lenders. The initial amount of the Aggregate Term Loan Commitments in effect as of November 30, 2007 is SIX MILLION FIVE HUNDRED THOUSAND DOLLARS ($6,500,000).
     “Calculation Date” has the meaning specified in Section 7.16.

     “First Amendment” means that certain First Amendment to Amended and Restated Credit Agreement and Waiver, dated as of November 30, 2007, by and among the Administrative Agent, the Lenders and the Loan Parties.
     “Foreign Cash” has the meaning specified in Section 7.16.
     “Lock Boxes” has the meaning specified in Section 7.17.
     “Lock Box Accounts” has the meaning specified in Section 7.17.
     “Master Account” means that certain deposit account #VA 435003566323 of the Borrower maintained with Bank of America, and any successor account opened with the approval of the Administrative Agent.
     “Nokia Disposition” means the Disposition of certain assets to Nokia Inc. in exchange for which the Borrower received an account receivable, such transaction having been consummated on June 30, 2008.
     “Restricted Cash” has the meaning specified in Section 7.16.
     “Revolving Note” has the meaning specified in Section 2.09.
     “Scheduled Principal Payment” has the meaning specified in Section 2.05.
     “Term Loan” has the meaning specified in Section 2.01(b).
     “Term Loan Commitment” means, as to each Lender, its obligation to make Term Loans to the Borrower pursuant to Section 2.01 (which obligation shall be deemed satisfied by the conversion of Revolving Loans in an amount equal to the Aggregate Term Loan Commitments to a Term Loan pursuant to the First Amendment), in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.
     “Term Loan Note” has the meaning specified in Section 2.09.
     (d) Section 2.01 of the Credit Agreement is hereby amended by deleting the word “Revolving” in the section heading thereof.
     (e) Section 2.01(b) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
      (b) Term Loan. As of November 30, 2007 in connection with the First Amendment, the Lenders shall be deemed to have made a term loan to the Borrower (the “Term Loan”) in the amount of $6,500,000 in respect of the aggregate amount of Revolving Loans that have been converted to a Term Loan as of such date pursuant to the First Amendment. Amounts repaid on the Term Loan may not be reborrowed. The Term Loan may be Base Rate Loans, Eurodollar Rate Loans or Eurodollar Daily Floating Rate Loans, as further provided herein.

     (f) Section 2.03(a) of the Credit Agreement is hereby amended by (i) deleting the word “Revolving” in the first sentence thereof and (ii) inserting the words “(except in connection with any automatic sweep provisions contemplated under Section 7.17)” at the end of the first sentence thereof.
     (g) Section 2.03(b)(ii) of the Credit Agreement is hereby amended (i) by deleting the word “Revolving” in the first sentence thereof and (ii) by adding the following sentence thereto:
     In the case of any Net Cash Proceeds received by Borrower in respect of the Nokia Disposition, only 75% of such Net Cash Proceeds shall constitute Net Cash Proceeds of a Disposition subject to this Section 2.03(b)(ii).
     (h) Sections 2.03(b)(iii) and (iv) of the Credit Agreement are hereby amended by deleting the word “Revolving” therein.
     (i) A new Section 2.03(b)(v) is hereby added to the Credit Agreement to read as follows:
     (v) Application of Mandatory Prepayments. All amounts required to be paid pursuant to this Section 2.03(b) shall be applied as follows:
     (A) with respect to all amounts prepaid pursuant to Section 2.03(b)(i), to Revolving Loans;
     (B) with respect to all amounts prepaid pursuant to Sections 2.03(b)(ii), (iii) and (iv), first to the Term Loan (to the remaining principal amortization payments of the Term Loan in reverse order thereof (other than with respect to any prepayment made with Net Cash Proceeds of the Nokia Disposition, which shall be applied (I) first, to the Term Loan in the direct order of maturity in accordance with the amortization schedule set forth in Section 2.05 and (II) thereafter, to the payment of any accrued and unpaid interest on the Loans)), then (after the Term Loan has been paid in full) to the Revolving Loans (with a corresponding permanent reduction in the Aggregate Revolving Commitments).
     (j) Section 2.04(b) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
     (b) Mandatory. The Aggregate Revolving Commitments shall be permanently reduced in an amount equal to the amount of Net Cash Proceeds that is available to be applied to the prepayment of Revolving Loans pursuant to Section 2.03(b)(v), irrespective of the Total Revolving Outstandings at such time.
     (k) Section 2.05 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
     2.05 Repayment of Loans
     (a) The Borrower shall repay the principal balance of the Term Loan by making a payment on each date set forth below in the respective amount set forth in the table below (each such payment, a “Scheduled Principal Payment”):

Date	Payment Amount
June 1, 2008	$3,500,000
September 1, 2008	$1,000,000
December 1, 2008	$1,000,000
March 1, 2009	$1,000,000
Maturity Date	Remaining balance (if any	)
     (b) The Borrower shall repay the aggregate principal amount of all outstanding Loans on the Maturity Date.
     (l) Section 2.09 of the Credit Agreement is hereby amended by deleting the second-to-last sentence thereof and replacing it with the following two sentences:
Upon the request of any Lender made through the Administrative Agent, the Borrower shall execute and deliver to such Lender (through the Administrative Agent) a promissory note, which shall evidence such Lender’s Loans in addition to such accounts or records. Each such promissory note shall (i) in the case of Revolving Loans, be in the form of Exhibit 2.09(a) (a “Revolving Note”) and (ii) in the case of the Term Loan, be in the form of Exhibit 2.09(b) (a “Term Loan Note”).
     (m) Section 7.01(b) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
     (b) as soon as available, but in any event within forty-five days after the end of each month, a consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such month, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such month and for the portion of the Borrower’s fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding month of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail and certified by the chief executive officer, chief financial officer, treasurer or controller of the Borrower as fairly presenting the financial condition, results of operations, shareholders’ equity and cash flows of the Borrower and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes; and
     (n) A new Section 7.01(c) is hereby added to the Credit Agreement to read as follows:
     (c) on the third Business Day of each week, a rolling thirteen (13) week forecast of cash flows for the Borrower and its Subsidiaries in form and detail reasonably acceptable to the Administrative Agent (the “Forecast”) together with (except for the initial report) a reconciliation between actual cash flows for the prior week and projected cash flows for such week as set forth in the most recent previous Forecast.
     (o) Section 7.02(c) of the Credit Agreement is hereby amended by replacing the words “within 30 days following the end of each fiscal month of the Borrower, a certificate as of the end of such fiscal month” with the words “on the third Business Day of each week, a certificate as of the end of the immediately preceding week”.

     (p) A new Section 7.14(c) is hereby added to the Credit Agreement to read as follows:
     (c) Inter-company Receivables. To the extent that any loans, advances, accounts receivable or other Indebtedness that is or may be from time to time owed to a Loan Party by any other Loan Party or any of its Subsidiaries are at any time evidenced by a promissory note or other instrument, cause such note or instrument to be delivered to the Administrative Agent promptly upon its execution thereof.
     (q) A new Section 7.16 is hereby added to the Credit Agreement to read as follows:
     7.16 Excess Subsidiary Cash.
     (a) To the extent that the aggregate balance of cash or Cash Equivalents held by the Foreign Subsidiaries (“Foreign Cash”) exceeds $6,000,000 as of the date which is five Business Days (using the Business Day convention applicable to Eurodollar Rate Based Loans) after the end of each fiscal quarter of the Borrower (such date, the “Calculation Date”), the Borrower shall cause the Foreign Subsidiaries to transfer an aggregate amount of cash or Cash Equivalents equal to the amount by which Foreign Cash exceeds $6,000,000 as of such Calculation Date to the Master Account within 20 days of such Calculation Date. To the extent that any cash or Cash Equivalents held by the Foreign Subsidiaries are not available to be repatriated to the United States within such 20-day period due to currency controls or similar regulatory impediments (“Restricted Cash”), such Restricted Cash shall not constitute Foreign Cash for purposes of this subsection (a); provided that the Borrower shall inform the Administrative Agent as to the aggregate balance of Restricted Cash as of each Calculation Date.
     (b) As soon as any Restricted Cash excluded from the immediately preceding clause (a) as of any such Calculation Date becomes available to be repatriated to the United States prior to the next following Calculation Date, the Borrower shall as promptly as possible cause the Foreign Subsidiaries to transfer such newly available cash or Cash Equivalent amounts to the Master Account until the aggregate amount of such transfers equals the sum of (i) the amount by which the aggregate balance of cash or Cash Equivalents held by Foreign Subsidiaries exceeds $6,000,000 as of most recent Calculation Date minus (ii) the aggregate principal amount of cash or Cash Equivalents transferred to the Master Account pursuant to clause (a) with respect to such Calculation Date.
     (r) A new Section 7.17 is hereby added to the Credit Agreement to read as follows:
     7.17 Cash Management System.
      (a) On or before January 4, 2008, the Loan Parties shall establish one or more bank accounts (“Lock Box Accounts”) under the exclusive control of the Administrative Agent, into which there shall be deposited from time to time the cash proceeds of all account debts received by the Loan Parties. All right, title and interest in and to the cash amounts on deposit from time to time in the Lock Box Accounts shall vest in the Administrative Agent, shall constitute part of the Collateral under the Loan Documents and shall not constitute repayment of the Loans until applied thereto as hereinafter provided.

     (b) Each Loan Party shall promptly instruct all account debtors and other Persons obligated to the Loan Parties in respect of account debts to make all payments in respect thereof, and shall use its commercially reasonable efforts to cause such account debtors and other Persons to remit all such payments directly, to the Lock Box Accounts (if paid by wire transfer) or, if required by the Administrative Agent, to one or more post office boxes (“Lock Boxes”) that are subject to a lock box agreement, in form and substance satisfactory to the Administrative Agent, for deposit into the Lock Box Accounts. In addition, each Loan Party agrees that if the proceeds of any Collateral (including the payments made in respect of account debts) shall be received by it, such Loan Party shall, as promptly as possible, deposit such proceeds into the Lock Box Accounts. Until so deposited, all such proceeds shall be held in trust by the Loan Parties for the Administrative Agent and shall not be commingled with any other funds or property of the Loan Parties. All receipts held in the Lock Boxes shall be remitted daily to a Lock Box Account. Commencing on January 7, 2008, all collected funds deposited into the Master Account on any Business Day shall be applied by the Administrative Agent on the following Business Day to reduce the then outstanding balance of the Revolving Loans and to pay any other outstanding Obligations which are then due and payable under the Loan Documents; provided that for the purpose of determining the availability of Revolving Loans hereunder, such funds deposited into the Master Account shall be deemed to have reduced the outstanding Revolving Loans on the Business Day during which such funds were deposited into such account. In furtherance of the objectives of this Section 7.17, the Loan Parties hereby agree and consent that the Administrative Agent, or its representatives, may communicate directly with account debtors on the account debts.
     (s) Section 8.11(a) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
     (a) Consolidated EBITDA. Permit Consolidated EBITDA for any period set forth below to be less than the amount set forth below for such period:
     (i) for the month ending October 31, 2007, $175,000;
     (ii) for the two month period ending November 30, 2007, $600,000;
     (iii) for the three month period ending December 31, 2007, $850,000;
     (iv) for the four month period ending January 31, 2008, $850,000;
     (v) for the five month period ending February 29, 2008, $1,100,000;
     (vi) for the six month period ending March 31, 2008, $1,850,000;
     (vii) for the seven month period ending April 30, 2008, $2,500,000;
     (viii) for the eight month period ending May 31, 2008, $3,200,000;
     (ix) for the nine month period ending June 30, 2008, $3,900,000;

     (x) for the four fiscal quarter period ending on September 30, 2008, $6,600,000;
     (xi) for the four fiscal quarter period ending on December 31, 2008, $8,000,000;
     (xii) for the four fiscal quarter period ending on March 31, 2009, $9,000,000; and
     (xiii) for each four fiscal quarter period ending on or after June 30, 2009, $10,000,000; provided, however, that if the Consolidated Leverage Ratio as of the last day of any such four fiscal quarter period is less than or equal to 2.5 to 1.0, compliance with this clause (ix) shall not be required for such fiscal quarter period.
     (t) Section 8.11(b) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
     (b) Consolidated Leverage Ratio. Permit the Consolidated Leverage Ratio as of the end of each fiscal quarter of the Borrower set forth below to be greater than the ratio corresponding to such fiscal quarter:

Calendar
Year	March 31	June 30	September 30	December 31
2008	13.5 to 1.0	10.0 to 1.0	9.0 to 1.0	7.0 to 1.0
2009	6.0 to 1.0	6.0 to 1.0	6.0 to 1.0	N/A
provided, that (i) for purposes of calculating the Consolidated Leverage Ratio for the applicable period ended March 31, 2008, Consolidated EBITDA during such period shall be determined by multiplying Consolidated EBITDA during the period from October 1, 2007 through March 31, 2008 by two (2), and (ii) for purposes of calculating Consolidated Leverage Ratio for the applicable period ended June 30, 2008, Consolidated EBITDA during such period shall be determined by multiplying the average quarterly Consolidated EBITDA of the preceding three fiscal quarters by four (4).
     (u) Section 8.11(c) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
     (c) Consolidated Fixed Charge Coverage Ratio. Permit the Consolidated Fixed Charge Coverage Ratio as of the end of each fiscal quarter of the Borrower set forth below to be less than the ratio corresponding to such fiscal quarter:

Calendar
Year	March 31	June 30	September 30	December 31
2008	N/A	N/A	0.70 to 1.0	0.70 to 1.0
2009	0.70 to 1.0	0.75 to 1.0	0.75 to 1.0	N/A
     (v) Section 8.16 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

     8.16 Consolidated Capital Expenditures.
     Permit Consolidated Capital Expenditures, in the aggregate, during any fiscal quarter of the Borrower set forth below to exceed the amount set forth below for such period:
     (a) for the fiscal quarter ending December 31, 2007, $400,000;
     (b) for the fiscal quarter ending March 31, 2008, $400,000;
     (c) for the fiscal quarter ending June 30, 2008, $600,000; and
     (d) for each fiscal quarter ending on or after September 30, 2008, $750,000.
     (w) Section 11.01(a)(iv) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
     (iv) change Section 2.11 or Section 9.03 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender directly affected thereby or Section 2.03(b)(v) in a manner that would the alter the application of prepayments among the Loans without the written consent of each Lender;
     (x) Section 11.01(a) of the Credit Agreement is hereby amended (i) by deleting the word “and” at the end of clause (vii) thereof and (ii) by adding a new clause (viii) to read as follows:
     (viii) without the consent of Lenders (other than Defaulting Lenders) holding in the aggregate at least a majority of the Aggregate Revolving Commitments (or if the Aggregate Revolving Commitments have been terminated, the outstanding Revolving Loans, (A) waive any Default or Event of Default for purposes of Section 5.03 for purposes of any Revolving Loan borrowing, (ii) amend, change, waive, discharge or terminate Section 2.01(a), 2.02, 2.03(b)(i) or 2.04 or any term, covenant or agreement contained in Article VIII or Article IX or (iii) amend or change any provision of this Section 11.01(a)(viii); and
     (y) Schedule 2.01 to the Credit Agreement is hereby amended and restated in its entirety to read as follows:
Schedule 2.01
Commitments and Applicable Percentages

	Revolving	Term Loan
Lender	Commitment	Commitment	Pro Rata Shares
Bank of America, N.A.	$21,951,000	$6,500,000	100.000000000%
TOTAL	$21,951,000	$6,500,000	100.000000000%

     (z) Schedule 6.17 to the Credit Agreement is hereby amended by removing the following patent from such schedule:
REPLACEABLE OUTER COVER FOR PERSONAL COMMUNICATION DEVICE
Patent No. 5,923,752
     (aa) Exhibit 2.09(a) to the Credit Agreement is hereby amended and replaced by new Schedule 2.09(a) in the form of Schedule 2.09(a) attached hereto.
     (bb) A new Exhibit 2.09(b) is hereby added to the Credit Agreement in the form of Exhibit 2.09(b) attached hereto.
     5. Amendment Fee. In consideration of the Lenders’ willingness to enter into this Amendment, the Loan Parties shall be obligated to pay to the Administrative Agent (for the ratable benefit of the Lenders) an amendment fee of $550,000 (the “Amendment Fee”) which fee shall be fully earned and non-refundable as of the date hereof. Of the Amendment Fee, $200,000 shall be due and payable as a condition precedent to the effectiveness of this Amendment, and the remaining $350,000 (the “Amendment Fee Balance”) shall be due and payable as follows (if not sooner as a result of the acceleration of the Obligations or payment in full of all other Obligations): (i) $150,000 of the Amendment Fee Balance on April 15, 2008; provided that $75,000 of such Amendment Fee Balance shall be waived by the Lenders in the event that Consolidated EBITDA for the six month period ending March 31, 2008 exceeds $4,000,000 and an additional $25,000 of such Amendment Fee Balance shall be waived by the Lenders in the event that Consolidated EBITA for the six month period ending March 31, 2008 exceeds $5,000,000, (ii) $125,000 of the Amendment Fee Balance on July 15, 2008; provided that $75,000 of such Amendment Fee Balance shall be waived by the Lenders in the event that Consolidated EBITDA for the nine month period ending June 30, 2008 exceeds $5,000,000 and an additional $25,000 of such Amendment Fee Balance shall be waived by the Lenders in the event that Consolidated EBITDA for the nine month period ending June 30, 2008 exceeds $6,000,000 and (iii) $75,000 of the Amendment Fee Balance on October 15, 2008; provided that $50,000 of such Amendment Fee Balance shall be waived by the Lenders in the event that Consolidated EBITDA for the twelve month period ending September 30, 2008 exceeds $8,000,000 and the remaining $25,000 of such Amendment Fee Balance shall be waived by the Lenders in the event that Consolidated EBITDA for the twelve month period ending September 30, 2008 exceeds $8,500,000. For the avoidance of doubt, the entire amount of the Amendment Fee shall constitute Obligations under the Credit Agreement and shall become due and payable in connection with any acceleration pursuant to Section 9.02(b) of the Credit Agreement, and, following such acceleration, any subsequent reductions that would otherwise be available pursuant to this Section 5 shall no longer be applicable.
     6. Cooperation With Consultants. The Loan Parties shall (i) cooperate fully with any consultants retained by the Administrative Agent (the “Consultants”), which cooperation shall include, but shall not be limited to, allowing the Consultants (a) full access to observe the Loan Parties’ respective operations, (b) the opportunity to inspect the Loan Parties’ respective financial records and projections, and (c) the opportunity to inspect and review the Lenders’ Collateral by performing customary field audits and (ii) upon demand, reimburse the Administrative Agent for the reasonable fees and expenses of the Consultants.
     7. Effectiveness; Conditions Precedent. This Amendment shall be effective as of the date hereof upon satisfaction of the following conditions in form and substance satisfactory to the Administrative Agent:

     (a) The Administrative Agent shall have received counterparts of this Amendment duly executed by each of the Loan Parties, the Administrative Agent and each of the Lenders.
     (b) The Loan Parties shall have provided to the Administrative Agent copies of all management letters and similar communications issued by the Loan Parties’ auditors, KPMG LLP, to the Loan Parties, with respect to the Loan Parties’ financial statements for 2005 and 2006, and the Administrative Agent shall have conducted a satisfactory review of such materials.
     (c) The Administrative Agent shall have been reimbursed by the Loan Parties for all fees and expenses (including, without limitation, reasonable attorneys fees) owed by the Loan Parties to the Administrative Agent and billed as of the date hereof.
     (d) The Administrative Agent shall have received a Revolving Note and a Term Loan Note, each made in favor of Bank of America, N.A., as a Lender and duly executed by the Borrower.
     (e) The Administrative Agent shall have received executed copies of the resolutions duly adopted by the board of directors or other governing body of each Loan Party, as applicable, authorizing the transactions contemplated hereby and the execution, delivery and performance of this Amendment.
     (f) The Administrative Agent shall have received $200,000 in respect of the Amendment Fee.
     8. Representations of the Loan Parties. Each of the Loan Parties represents and warrants to the Administrative Agent and the Lenders as follows:
     (a) After giving effect to this Amendment, it is in compliance with the covenant set forth in Section 7.15 of the Credit Agreement as of the date hereof.
     (b) Schedule A attached hereto sets forth a complete and accurate list, as of the date hereof, of all loans, advances, accounts receivable or other Indebtedness that is owed to a Loan Party by any other Loan Party or any of its Subsidiaries. None of the loans, advances, accounts receivable or other Indebtedness that is owed to a Loan Party by any other Loan Party or any of its Subsidiaries is evidenced by a promissory note or other instrument.
     (c) It has taken all necessary action to authorize the execution, delivery and performance of this Amendment and any other documents delivered by it in connection herewith.
     (d) This Amendment and each other document delivered by it in connection herewith has been duly executed and delivered by such Person and constitutes such Person’s legal, valid and binding obligation, enforceable in accordance with its terms, except as such enforceability may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).
     (e) No consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental authority or third party is required in connection with the execution, delivery or performance by such Person of this Amendment.

     (f) The execution and delivery of this Amendment or any other document delivered by it in connection herewith does not (i) violate, contravene or conflict with any provision of its Organization Documents or (ii) materially violate, contravene or conflict with any Laws applicable to it or any of its Subsidiaries.
     (g) After giving effect to this Amendment, (i) the representations and warranties of the Loan Parties set forth in Article VI of the Credit Agreement are true, accurate and complete in all material respects on and as of the date hereof to the same extent as though made on and as of such date except to the extent such representations and warranties specifically relate to an earlier date and (ii) no event has occurred and is continuing which constitutes a Default or an Event of Default (other than the Acknowledged Events of Default).
     9. Release. In consideration of the Administrative Agent’s and the Lenders’ willingness to enter into this Amendment, the Loan Parties hereby release the Administrative Agent, the Lenders and each of their respective officers, employees, representatives, agents, counsel and directors from any and all actions, causes of action, claims, demands, damages and liabilities of whatever kind or nature, in law or in equity, now known or unknown, suspected or unsuspected to the extent that any of the foregoing arises from any action or failure to act solely in connection with the Loan Documents on or prior to the date hereof.
     10. Reaffirmation of Guaranty. Each Guarantor (a) acknowledges and consents to all of the terms and conditions of this Agreement, (b) affirms all of its obligations under the Loan Documents and (c) agrees that this Agreement and all documents executed in connection herewith do not operate to reduce or discharge such Guarantor’s obligations under the Loan Documents.
     11. Expenses. Upon demand therefor, the Loan Parties shall pay all reasonable out-of-pocket expenses incurred by the Administrative Agent and the Lenders (including without limitation the reasonable fees and out-of-pocket expenses of counsel) in connection with or related to the negotiation, drafting, and execution of this Amendment and the transactions contemplated hereby.
     12. Reference to and Effect on Credit Agreement. Except as specifically modified herein, the Loan Documents shall remain in full force and effect. The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Administrative Agent and the Lenders under any of the Loan Documents, or constitute a waiver or amendment of any provision of any of the Loan Documents, except as expressly set forth herein. The breach of any provision or representation under this Amendment shall constitute an immediate Event of Default under the Credit Agreement, and this Amendment shall constitute a Loan Document.
     13. Further Assurances. The Administrative Agent, the Lenders and the Loan Parties each agree to execute and deliver, or to cause to be executed and delivered, all such instruments as may reasonably be requested to effectuate the intent and purposes, and to carry out the terms, of this Amendment.
     14. GOVERNING LAW. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
     15. Miscellaneous.
     (a) This Amendment shall be binding on and shall inure to the benefit of the Loan Parties, the Administrative Agent, the Lenders and their respective successors and permitted assigns. The terms and provisions of this Amendment are for the purpose of defining the relative rights and obligations of the Loan Parties, the Administrative Agent and the Lenders with respect to the transactions contemplated hereby and there shall be no third party beneficiaries of any of the terms and provisions of this Amendment.
     (b) Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.
     (c) Wherever possible, each provision of this Amendment shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Amendment shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Amendment.
     (d) Except as otherwise provided in this Amendment, if any provision contained in this Amendment is in conflict with, or inconsistent with, any provision in the Loan Documents, the provision contained in this Amendment shall govern and control.
     (e) This Amendment may be executed in any number of separate counterparts, each of which shall collectively and separately constitute one agreement. Delivery of an executed counterpart of this Amendment by telecopy shall be effective as an original.
     16. Entirety. This Amendment and the other Loan Documents embody the entire agreement between the parties and supersede all prior agreements and understandings, if any, relating to the subject matter hereof. This Amendment and the other Loan Documents represent the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties.
[remainder of page intentionally left blank]

     IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to Amended and Restated Credit Agreement and Waiver to be duly executed as of the date first above written.

LOAN PARTIES:	LCC INTERNATIONAL, INC.,
a Delaware corporation

By:
Name:
Title:

LCC WIRELESS SERVICES, INC.,
a Delaware corporation,

By:
Name:
Title:

LCC DESIGN SERVICES, L.L.C.,
a Delaware limited liability company,

By:
Name:
Title:

LCC WIRELESS DESIGN SERVICES, L.L.C.,
a Delaware limited liability company,

By:
Name:
Title:
First Amendment to Amended and Restated Credit Agreement and Waiver

ADMINISTRATIVE AGENT:	BANK OF AMERICA, N.A.,
as Administrative Agent

By:
Name:
Title:

LENDER:	BANK OF AMERICA, N.A.,
as Lender

By:
Name:
Title:
First Amendment to Amended and Restated Credit Agreement and Waiver

Schedule A
Attached

Exhibit 2.09(a)
FORM OF REVOLVING NOTE
__________, 20________
     FOR VALUE RECEIVED, LCC INTERNATIONAL, INC., a Delaware corporation (the “Borrower”), hereby promises to pay to [                                        ] or registered assigns (the “Lender”), in accordance with the provisions of the Credit Agreement (as hereinafter defined), the principal amount of each Revolving Loan from time to time made by the Lender to the Borrower under that certain Amended and Restated Credit Agreement (as amended by that certain First Amendment to Amended and Restated Credit Agreement and Waiver dated as of November 30, 2007 and as further amended, modified, supplemented, increased and extended from time to time, the “Credit Agreement”) dated as of May 29, 2007 among the Borrower, the Guarantors identified therein, the Lender, the other lenders identified therein and Bank of America, N.A., as Administrative Agent. Capitalized terms used herein but not otherwise defined herein shall have the meanings provided in the Credit Agreement.
     The Borrower promises to pay interest on the unpaid principal amount of each Revolving Loan from the date of such Revolving Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Credit Agreement. All payments of principal and interest shall be made to the Administrative Agent for the account of the Lender in Dollars in immediately available funds at the Administrative Agent’s Office. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Credit Agreement.
     This Revolving Note is one of the Revolving Notes referred to in the Credit Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein. Upon the occurrence and continuation of one or more of the Events of Default specified in the Credit Agreement, all amounts then remaining unpaid on this Revolving Note shall become, or may be declared to be, immediately due and payable all as provided in the Credit Agreement. Revolving Loans made by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business. The Lender may also attach schedules to this Revolving Note and endorse thereon the date, amount and maturity of its Revolving Loans and payments with respect thereto.
     The Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Revolving Note.
     THIS REVOLVING NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
[SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the Borrower has caused this Revolving Note to be duly executed by its duly authorized officer as of the day and year first above written.

LCC INTERNATIONAL, INC.,
a Delaware corporation

By:
Name:
Title:

Exhibit 2.09(b)
FORM OF TERM LOAN NOTE
          , 2007
     FOR VALUE RECEIVED, LCC INTERNATIONAL, INC., a Delaware corporation (the “Borrower”), hereby promises to pay to [                                        ] or registered assigns (the “Lender”), in accordance with the provisions of the Credit Agreement (as hereinafter defined), the principal amount of each Term Loan from time to time made by the Lender to the Borrower under that certain Amended and Restated Credit Agreement (as amended by that certain First Amendment to Amended and Restated Credit Agreement and Waiver dated as of November 30, 2007 and as further amended, modified, supplemented, increased and extended from time to time, the “Credit Agreement”) dated as of May 29, 2007 among the Borrower, the Guarantors identified therein, the Lender, the other lenders identified therein and Bank of America, N.A., as Administrative Agent. Capitalized terms used herein but not otherwise defined herein shall have the meanings provided in the Credit Agreement.
     The Borrower promises to pay interest on the unpaid principal amount of each Term Loan from the date of such Term Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Credit Agreement. All payments of principal and interest shall be made to the Administrative Agent for the account of the Lender in Dollars in immediately available funds at the Administrative Agent’s Office. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Credit Agreement.
     This Term Loan Note is one of the Term Loan Notes referred to in the Credit Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein. Upon the occurrence and continuation of one or more of the Events of Default specified in the Credit Agreement, all amounts then remaining unpaid on this Term Loan Note shall become, or may be declared to be, immediately due and payable all as provided in the Credit Agreement. The Lender may also attach schedules to this Term Loan Note and endorse thereon the date, amount and maturity of its Term Loans and payments with respect thereto.
     The Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Term Loan Note.
     THIS TERM LOAN NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
[SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the Borrower has caused this Term Loan Note to be duly executed by its duly authorized officer as of the day and year first above written.

LCC INTERNATIONAL, INC.,
a Delaware corporation

By:
Name:
Title:

Bank of America, N.A.

December 6, 2007

LCC International, Inc.
7925 Jones Branch Drive
McLean, VA 22102
Attention: Mr. Louis Salamone, Chief Financial Officer

     Re:    Extension of time for delivery of delivery of certain financial statements

Ladies and Gentlemen:

     Reference is hereby made to that certain First Amendment to Amended and Restated Credit Agreement and Waiver, dated as of November 30, 2007 (the “Amendment and Waiver”), by and among LCC International, Inc., a Delaware corporation (the “Borrower”), the Guarantors party thereto (collectively with the Borrower, the “Loan Parties”), the Lenders party thereto (the “Lenders”) and Bank of America, N.A., as administrative agent (the “Administrative Agent”). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms (or incorporated by reference) in the Amendment and Waiver.

     Notwithstanding anything to the contrary set forth in the Amendment and Waiver (including, without limitation, the provisions of Section 3 thereof), the Lenders and the Administrative Agent hereby agree to extend, from December 7, 2007 to December 14, 2007, the date by which the Loan Parties shall deliver the financial statements described in Section 7.01(a) of the Credit Agreement with respect to the fiscal year ended December 31, 2006 to the Administrative Agent.

Sincerely,

BANK OF AMERICA, N.A., as Administrative Agent

By: Name: John P. McDuffie Title: Senior Vice President

BANK OF AMERICA, N.A., as Lender

By: Name: John P. McDuffie Title: Senior Vice President